Exhibit 4.9

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 1, 2013, among GETCO Holding Company, LLC, GETCO Trading LLC, Global Colocation Services LLC, Blink Trading LLC, Knight Capital Group, Inc., Knight Capital Holdings LLC, Knight Fixed Income Holdings LLC, Knight Hotspot FX LLC, Knight Libertas Holdings LLC, Knight Quantitative Trading LLC, Hotspot FX Holdings, Inc. (the “Guaranteeing Subsidiaries”), each subsidiaries of KCG Holdings, Inc., a Delaware corporation (“KCG”) and successor to GETCO Financing Escrow LLC, a Delaware limited liability company (the “Company”), KCG and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 5, 2013 providing for the issuance of 8.250% Senior Secured Notes due 2018 (the “Notes”);

WHEREAS, KCG has assumed the obligations of the Company pursuant to a supplemental indenture, dated as of July 1, 2013, between KCG and the Trustee;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of KCG’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of KCG or any Guaranteeing Subsidiaries under the Indenture Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and KCG.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: July 1, 2013

GETCO HOLDING COMPANY, LLC

By:	/s/ John McCarthy
Name: John McCarthy
Title: Authorized Person

GETCO TRADING, LLC

By:	/s/ Alex Sadowski
Name: Alex Sadowski
Title: Manager

GLOBAL COLOCATION SERVICES LLC BY GETCO HOLDING COMPANY, LLC, ITS SOLE MEMBER

By:	/s/ John McCarthy
Name: John McCarthy
Title: Authorized Person

BLINK TRADING LLC

By:	/s/ John McCarthy
Name: John McCarthy
Title: Manager and General Counsel

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name: Andrew M. Greenstein
Title: Managing Director, Deputy General Counsel & Secretary

KNIGHT CAPITAL HOLDINGS LLC

By:	/s/ Andrew M. Greenstein
Name: Andrew M. Greenstein
Title: Managing Director, Deputy General Counsel & Secretary

KNIGHT FIXED INCOME HOLDINGS LLC

By:	/s/ Andrew M. Greenstein
Name: Andrew M. Greenstein
Title: Managing Director, Deputy General Counsel & Secretary

KNIGHT HOTSPOT FX LLC

By:	/s/ Andrew M. Greenstein
Name: Andrew M. Greenstein
Title: Managing Director, Deputy General Counsel & Secretary

KNIGHT LIBERTAS HOLDINGS LLC

By:	/s/ John Hestvik
Name: John Hestvik
Title: Managing Director

KNIGHT QUANTITATIVE TRADING LLC

By:	/s/ Andrew M. Greenstein
Name: Andrew M. Greenstein
Title: Managing Director, Deputy General Counsel & Secretary

HOTSPOT FX HOLDINGS, INC.

By:	/s/ Andrew M. Greenstein
Name: Andrew M. Greenstein
Title: Managing Director, Deputy General Counsel & Secretary

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name: John McCarthy
Title: General Counsel and Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Authorized Signatory